Contact:	Randy Giles
EVP, Chief Financial Officer
(301) 581-5687

Drew Asher
SVP, Corporate Finance
(301) 581-5717
Coventry Health Care Reports Fourth Quarter Earnings

BETHESDA, Md. (February 6, 2013) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter and fiscal year ended December 31, 2012. Operating revenues totaled $3.4 billion for the quarter with net earnings of $119.3 million, or earnings per diluted share (EPS) of $0.88. For the year ended December 31, 2012, total operating revenues were $14.1 billion with net earnings of $487.1 million, or $3.52 EPS.

“I am very pleased with the Company’s strong fourth quarter and full year 2012 results, significantly exceeding our previous guidance,” said Allen F. Wise, chairman and chief executive officer of Coventry. “We continue to make progress in our Kentucky Medicaid business as evidenced by the sequential improvement in fourth quarter results. In addition, the Company recently completed the 2013 Medicare Annual Enrollment Period with an outstanding organic growth result in our Medicare Advantage Coordinated Care Plans. We look forward to combining our strengths with those of Aetna to further our shared commitment to improving the health and well-being of our members.”

Fourth Quarter and Full Year 2012 Consolidated Highlights

•	Fourth quarter total revenues up 10% from the prior year quarter

◦	Full year 2012 total revenues up 16% from the prior year

•
Total membership of 5,362,000, an increase of 597,000 members from the prior year, driven by growth across the Company’s Government Programs businesses in Medicare Advantage Coordinated Care Plans (MA-CCP), Medicare Part D, and Medicaid

•	Sequential enrollment growth in MA-CCP and Medicare Part D

•	Successful execution during the 2013 MA-CCP Annual Enrollment Period resulting in growth for January 2013 of approximately 48,000 members, or 18%

•	Awarded Kentucky Region 3 Medicaid contract with implementation effective January 1, 2013, representing approximately 20,000 additional members

•	Awarded four regions for the Florida Long-Term Care Program to be phased in during 2013 and 2014

•	Reduced selling, general, and administrative (SG&A) expense as a percentage of total revenue from 16.5% in 2011 to 14.7% in 2012

◦
Fourth quarter SG&A expense of 16.0% of total revenue, a decline of 120 basis points (bps) from the prior year quarter, includes costs of $7.7 million, or $0.03 EPS, associated with the pending Aetna transaction

•	GAAP cash flows from operations were $249.4 million, or 209% of net income in the quarter

Selected Fourth Quarter and Full Year 2012 Highlights

Medicare Advantage

•	As of December 31, 2012, MA-CCP membership was 259,000, an increase of 37,000 members, or 17%, from the prior year quarter and an increase of 3,000 members from the third quarter of 2012

•	The MA-CCP Medical Loss Ratio (MLR) was 83.9% in the quarter and 81.1% for the full year

•	Excluding the impact of the Risk Adjustment Data Validation (RADV) audit reserve reduction during the first quarter of 2012, the full year MLR was 83.5%

Medicare Part D

•	As of December 31, 2012, Medicare Part D membership was 1,578,000, an increase of 435,000 members, or 38%, from the prior year quarter and an increase of 33,000 members from the third quarter of 2012

•	The Medicare Part D MLR was 70.7% in the quarter and 85.4% for the full year

•	Reduction in Coventry’s auto-assign footprint resulted in a loss of 143,000 members for January 2013 compared to year-end 2012

Medicaid

•
As of December 31, 2012, Medicaid membership was 974,000, an increase of 282,000 members, or 41%, from the prior year quarter and a net decrease of 24,000 members from the third quarter of 2012 due to membership attrition during the Kentucky open enrollment period offset by growth in other markets

•	The Medicaid MLR was 90.4% in the quarter, a decrease of 260 bps from the third quarter of 2012, and 94.1% for the full year

•
The Company’s Kentucky Medicaid business produced an MLR of 96.7% in the fourth quarter, an improvement of 1,170 bps from the third quarter of 2012 and an improvement of 1,990 bps from the prior year quarter. The significant sequential improvement was driven by receipt of the Company’s contractual 2012 rate increase of 5.3% effective 10/1/12, implementation of member co-payments, and the impact of the Company’s ongoing medical cost initiatives.

Commercial Risk

•	As of December 31, 2012, commercial risk membership was 1,474,000, a decrease of 15,000 members, or 1%, from the third quarter of 2012

•	The commercial risk MLR was 82.2% in the quarter, a decrease of 150 bps from the prior year quarter, and 81.7% for the full year

Balance Sheet

•	Investment portfolio in a net unrealized gain position of $111 million as of December 31, 2012, a decrease of $18 million from the third quarter of 2012

•	Repurchased 9.9 million shares, or 7% of total shares outstanding, for $328.0 million during 2012

•	$950 million in free cash at the parent at year-end

•	Board of Directors approval of the Company’s fourth quarterly cash dividend paid on January 7, 2013

Cautionary Statement Regarding Forward-Looking Statements
Among the risk factors that may materially affect our business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in our health care costs; general economic conditions and disruptions in the financial markets; changes in legal requirements and healthcare industry practices from recently enacted federal or state laws or regulations, court decisions, or government audits, investigations and proceedings; guaranty fund assessments under state insurance guaranty association law; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; our ability to effectively implement and manage new or less seasoned markets, such as our Kentucky Medicaid program, including the implementation of appropriate risk adjustment revenue and management of the associated medical costs and the effect on our medical loss ratio; a reduction in the number of members in our health plans; the ability to acquire additional managed care businesses, enter into new markets and to successfully integrate acquired businesses into our operations, particularly while our merger with Aetna is pending; an ability to attract new members or to increase or maintain our premium rates; the non-renewal or termination of our government contracts, unsuccessful bids for business with government agencies or renewal of government contracts, unsuccessful bids for business with government agencies or renewal of government contracts on less favorable terms; failure of independent agents and brokers to continue to market our products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in our membership; negative publicity regarding the managed health care industry generally or our Company in particular; a failure to effectively protect, maintain and develop our information technology systems; compromises of our data security; periodic reviews, audits and investigations under our contracts with federal and state government agencies; litigation including litigation based on new or evolving legal theories; volatility in our stock price and trading volume; our indebtedness, which imposes certain restrictions on our business and operations; an inability to generate sufficient cash to service our indebtedness; our ability to receive cash from our regulated subsidiaries; an impairment of our intangible assets; our certificate of incorporation, our bylaws and Delaware law, which could delay, discourage or prevent a change in control of our Company that our stockholders may consider favorable; and our proposed merger with Aetna, including, but not limited to, risks related to our failure to complete the merger with Aetna, our ability to attract, retain and motivate our key employees and executives in light of the pending merger, and limitations on our ability to conduct our business between now and the closing of the merger.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed health care company based in Bethesda, Maryland, dedicated to delivering high-quality health care solutions at an affordable price. Coventry provides a full portfolio of risk and fee-based products including Medicare and Medicaid programs, group and individual health insurance, workers’ compensation solutions, and network rental services. With a presence in every state in the nation, Coventry’s products currently serve approximately 5 million individuals helping them receive the greatest possible value for their health care investment.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating revenues:	(unaudited)	(unaudited)	(unaudited)
Managed care premiums	$3,161,792	$2,841,976	$12,926,375	$11,014,950
Management services	284,025	287,180	1,186,988	1,171,733
Total operating revenues	3,445,817	3,129,156	14,113,363	12,186,683

Operating expenses:
Medical costs	2,613,570	2,331,881	10,853,774	9,041,402
Cost of sales	65,444	73,941	266,803	283,544
Selling, general, and administrative	551,752	539,717	2,080,236	2,016,042
Provider class action - release	—	—	—	(159,300)
Depreciation and amortization	36,517	34,674	152,859	136,865
Total operating expenses	3,267,283	2,980,213	13,353,672	11,318,553

Operating earnings	178,534	148,943	759,691	868,130
Operating earnings percentage of total revenues	5.2%	4.8%	5.4%	7.1%

Interest expense	24,622	28,219	99,468	99,062
Other income, net	37,174	22,833	124,312	89,033

Earnings before income taxes	191,086	143,557	784,535	858,101

Provision for income taxes	71,745	57,861	297,472	314,996
Net earnings	$119,341	$85,696	$487,063	$543,105

Net earnings per share:
Basic earnings per common share	$0.89	$0.60	$3.54	$3.70
Diluted earnings per common share	$0.88	$0.60	$3.52	$3.67

Weighted average common shares outstanding, basic	133,329	141,196	136,042	144,775
Weighted average common shares outstanding, diluted	134,109	142,037	136,778	145,873

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,	December 31,
	2012	2012	2011
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,399,162	$1,262,078	$1,579,003
Short-term investments	121,742	165,811	116,205
Accounts receivable, net	272,077	289,951	270,263
Other receivables, net	892,815	1,014,567	717,736
Other current assets	196,323	192,203	286,301
Total current assets	2,882,119	2,924,610	2,969,508

Long-term investments	2,658,582	2,563,559	2,635,309
Property and equipment, net	266,818	258,378	255,485
Goodwill	2,591,488	2,590,465	2,548,834
Other intangible assets, net	318,592	335,103	367,533
Other long-term assets	33,389	34,548	36,863
Total assets	$8,750,988	$8,706,663	$8,813,532

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,418,914	$1,503,691	$1,308,507
Accounts payable and other accrued liabilities	488,175	480,582	695,235
Deferred revenue	137,981	123,841	114,510
Current portion of long-term debt	—	—	233,903
Total current liabilities	2,045,070	2,108,114	2,352,155

Long-term debt	1,585,190	1,585,067	1,584,700
Other long-term liabilities	397,813	387,159	365,686
Total liabilities	4,028,073	4,080,340	4,302,541

Stockholders’ equity	4,722,915	4,626,323	4,510,991

Total liabilities and stockholders’ equity	$8,750,988	$8,706,663	$8,813,532

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Quarter Ended	Year Ended
	December 31, 2012	December 31, 2012

Cash flows from operating activities:
Net earnings	$119,341	$487,063
Adjustments to earnings:
Depreciation and amortization	36,517	152,859
Amortization of stock compensation	5,865	29,643
RADV Release	—	(132,977)
RADV Release - deferred tax adjustment	—	50,531
Changes in assets and liabilities:
Accounts receivable, net	17,874	22,508
Other receivables, net	121,782	(168,479)
Medical liabilities	(84,777)	57,073
Accounts payable and other accrued liabilities	(1,195)	(76,561)
Deferred revenue	14,140	23,471
Other operating activities	19,847	25,513
Net cash flows from operating activities	249,394	470,644

Cash flows from investing activities:
Capital expenditures, net	(27,989)	(89,064)
(Payments for) / Proceeds from sales and maturities net of payments for investments	(59,189)	19,061
Payments for acquisitions, net of cash acquired	(6,465)	(54,945)
Net cash flows from investing activities	(93,643)	(124,948)

Cash flows from financing activities:
Proceeds from issuance of stock	23,171	87,671
Payments for repurchase of stock	(28,770)	(339,985)
Repayment of debt	—	(233,903)
Excess tax benefit from stock compensation	3,668	12,210
Payments for cash dividends	(16,736)	(51,530)
Net cash flows from financing activities	(18,667)	(525,537)

Net change in cash and cash equivalents for current period	137,084	(179,841)
Cash and cash equivalents at beginning of period	1,262,078	1,579,003
Cash and cash equivalents at end of period	$1,399,162	$1,399,162

Cash and Investments:
Cash and cash equivalents	$1,399,162	$1,399,162
Short-term investments	121,742	121,742
Long-term investments	2,658,582	2,658,582
Total cash and investments	$4,179,486	$4,179,486

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

	Total 2012	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Total 2011
Membership by Product (000s)
Commercial Risk		1,474	1,489	1,519	1,549	1,635
Health Plan Commercial ASO		730	736	729	725	700
Medicare Advantage		259	256	253	250	222
Medicaid Risk		974	998	932	924	692
Other National ASO		347	350	354	356	373
Medicare Part D		1,578	1,545	1,494	1,458	1,143
Total Membership		5,362	5,374	5,281	5,262	4,765

Revenues by Product Type (000s)
Commercial Risk	$5,737,626	$1,403,010	$1,409,863	$1,443,478	$1,481,275	$6,053,178
Commercial Management Services	429,209	100,736	101,138	113,558	113,777	387,949
Total Commercial Products	6,166,835	1,503,746	1,511,001	1,557,036	1,595,052	6,441,127

Medicare Advantage	2,912,143	695,815	697,724	684,291	834,312	2,382,330
Medicaid Risk	2,809,579	712,845	730,996	697,679	668,060	1,381,706
Medicare Part D	1,514,518	363,032	343,185	394,877	413,423	1,226,734
Total Government Programs	7,236,240	1,771,692	1,771,905	1,776,847	1,915,795	4,990,770

Workers’ Compensation	757,779	183,289	187,992	194,576	191,922	783,784
Corporate and Eliminations	(47,491)	(12,910)	(13,115)	(10,663)	(10,802)	(28,998)
Total Revenues	$14,113,363	$3,445,817	$3,457,783	$3,517,796	$3,691,967	$12,186,683

Consolidated Coventry

Operating Income % of Revenues	5.4%	5.2%	4.6%	4.1%	7.5%	7.1%

SGA % of Revenues	14.7%	16.0%	15.1%	14.3%	13.6%	16.5%

Total Health Plan Medical Liabilities (000s)(1)		$1,258,279	$1,321,436	$1,315,078	$1,313,458	$1,106,174
Health Plan Days in Claims Payable (DCP) (1)		49.04	50.90	49.77	49.47	50.45

Total Debt (millions)		$1,585.2	$1,585.1	$1,584.9	$1,584.8	$1,818.6
Total Capital (millions)		$6,308.1	$6,211.4	$6,091.2	$6,287.5	$6,329.6
Debt to Capital		25.1%	25.5%	26.0%	25.2%	28.7%

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
(Unaudited)

	Total 2012	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Total 2011
Revenue PMPM
Commercial Risk	$310.15	$310.27	$308.42	$309.91	$311.92	$303.69
Medicare Advantage(2)	$938.71	$897.31	$908.57	$902.61	$1,048.93	$895.54
Medicare Part D(3)	$85.94	$84.58	$86.24	$87.55	$85.44	$92.41
Medicaid	$242.35	$240.38	$241.92	$248.48	$238.74	$228.85

MLR%
Consolidated Total	84.0%	82.7%	84.4%	85.9%	82.9%	82.1%

Commercial Risk	81.7%	82.2%	81.5%	83.0%	79.9%	81.6%
Medicare Advantage(2)	81.1%	83.9%	83.1%	84.1%	74.1%	82.9%
Medicare Part D	85.4%	70.7%	84.2%	90.0%	94.9%	81.7%
Medicaid	94.1%	90.4%	93.0%	93.3%	100.0%	89.4%

(1)
“Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude the effect of the Kentucky Medicaid business for the fourth quarter of 2011 due to the timing of the contract implementation (November 1, 2011) but include the effect of the Kentucky Medicaid business and the acquired Children’s Mercy’s Family Health Partners business beginning in the first quarter of 2012.

(2)
First quarter 2012 Medicare Advantage statistics for Revenue PMPM and MLR% include the favorable impact from the release of MA-CCP RADV audit reserves. Excluding this impact, the comparable Revenue PMPM was $923.87 and the comparable MLR% was 82.9% for the first quarter 2012. For the full year, the comparable Revenue PMPM was $907.99 and the comparable MLR% was 83.5%.

(3)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.